Page 30 of 123


Exhibit 99.21


LSOF POOLED EQUITY, L.P.           ss.               IN THE DISTRICT COURT
                                   ss.
                                   ss.
                                   ss.
v.                                 ss.               162ND JUDICIAL DISTRICT
                                   ss.
                                   ss.
                                   ss.
GREENBRIAR CORPORATION             ss.               DALLAS COUNTY


                                      ORDER
                                      -----

                  On March 29, 2001, the Court considered the Motion for Partial Summary Judgment and Brief in Support (the "Motion") filed by Plaintiff LSOF Pooled Equity, L.P. ("LSOF"), the Opposition to Plaintiff's Motion for Partial Summary Judgment (the "Opposition") filed by Defendant Greenbriar Corporation ("Greenbriar"), Plaintiff LSOF Pooled Equity L.P.'s Reply to Defendant Greenbriar Corporation's Opposition to Plaintiff's Motion for Partial Summary Judgment (the "Reply"), and the Motion to Strike and Objections to LSOF Pooled Equity, L.P.'s Reply to Defendant Greenbriar Corporation's Opposition to Plaintiff's Motion for Partial Summary Judgment filed by Greenbriar (the "Motion to Strike"). Having considered the Motion, the Opposition, the Reply, and the Motion to Strike, along with arguments of counsel, the Court finds and concludes as follows:

         1. The Court STRIKES the Affidavit of T. Ray Guy in Support of Plaintiff's LSOF Pooled Equity L.P.'s Partial Motion for Summary Judgment, filed on March 29, 2001.

         2. The Court STRIKES the Supplemental Affidavit of J.D. Dell in Support of Plaintiff LSOF Pooled Equity, L.P.'s Motion for Partial Summary Judgment and Brief in Support, filed on March 29, 2001, attached as Exhibit A to the Reply.

         3. The Court STRIKES the letter attached as Exhibit B to the Reply.

         4. The Court STRIKES the Supplemental Affidavit of Rita Aybar-Townsend in Support of Plaintiff LSOF Pooled Equity, L.P.'s Motion for Partial Summary Judgment and Brief in Support, filed on March 29, 2001, attached as Exhibit C to the Reply.

         5. The Court DENIES Greenbriar's Motion to Strike with respect to the Reply itself, filed on March 29, 2001.

         6. The Court GRANTS LSOF's motion for partial summary judgment as follows:

         (a) The correct conversion price of the Series F and Series G Preferred Stock was $0.69 per share based on Greenbriar's issuance of $0.69 per share options.

         (b) LSOF's Conversion Notice complied with the requirements for conversion under the Certificates of Designation.

         (c) The Conversion Price remained $0.69 per share even if Greenbriar rescinded the $0.69 per share options after LSOF served its Conversion Notice at $0.69 per share of Greenbriar Common Stock.

SIGNED this 5th day of April, 2001.

                                                         /s/ Bill Rhea
                                                         ---------------
                                                         JUDGE PRESIDING


APPROVED FOR ENTRY:

/s/ T. Ray Guy
--------------------------
T. Ray Guy
State Bar No. 08648500
K. Todd Phillips
State Bar No. 24002767

WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700 Telephone
(214) 746-7777 Facsimile
ATTORNEYS FOR PLAINTIFF